UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 31, 2020

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.

Kaman Corporation (the “Company”) is in the process of notifying certain persons that its subsidiary, Bal Seal Engineering, LLC (“Bal Seal”), determined in mid-December that an unauthorized party has disrupted access to its information technology (“IT”) systems. Upon learning of the incident, Bal Seal undertook immediate steps to address the incident, including engaging IT security and forensics experts to assess the impact on Bal Seal’s IT systems and to prepare for restoration, which is ongoing.

Based on the information available to the Company to date: (i) the Company believes the unauthorized access was limited solely to the Bal Seal IT systems; (ii) there is no indication that the IT systems or data maintained at the Company’s corporate office or its other businesses have been affected; (iii) the Company is not aware of any theft or public disclosure of confidential employee, customer or supplier data or information; and (iv) there is no indication that the incident is related to the recent “SolarWinds” cybersecurity incident.

The Company will continue to assess the situation as Bal Seal works to restore its systems and operations. While the assessment of this matter is ongoing, the incident has caused a short term interruption in Bal Seal’s business. The Company believes that such interruption may result in a temporary delay of revenue and in the incurrence of incremental costs. However, the Company does not believe the incident will be material to its fiscal year 2020 financial results. The Company is confident in Bal Seal’s ability to restore its affected systems and resume Bal Seal’s business operations, including completing shipments delayed by the incident, over a relatively short period of time. The Company maintains relevant insurance coverage in an amount that the Company believes is appropriate.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Forward-Looking Information

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements as to future results of operations and financial projections, express or implied statements relating to the Company’s expectations regarding its ability to contain and assess the incident and the impact of the incident on the Company’s business, operations and financial condition. Factors that could cause actual results to differ materially from those expressed or implied include the following: the ongoing assessment of the incident; legal, reputational and financial risks resulting from the incident; potential claims from employees, former employees or their dependents, shareholders, or regulatory agencies; the effectiveness of business continuity plans during any business interruption resulting from the incident; and the other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended April 3, July 3 and October 2, 2020, and other filings with the Securities and Exchange Commission. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: December 31, 2020